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                                                                       EXHIBIT 4

                             SUPPLEMENTAL AGREEMENT
                    REGARDING CONTINGENT MERGER CONSIDERATION


        Reference is made to that certain Agreement and Plan of Merger Agreement (the "Merger Agreement") dated as of January 1, 2000, by and among Black Hills Corporation, Black Hills Energy Capital, Inc. ("Newco"), Indeck Capital, Inc. ("Indeck"), Gerald R. Forsythe, Michelle R. Fawcett, Marsha Fournier, Monica Breslow, Melissa S. Forsythe and John W. Salyer, Jr. All terms not defined herein shall have the respective meaning ascribed thereto in the Merger Agreement.

        Section 2.2 of the Merger Agreement provides for the payment of certain Earn-Out Consideration based upon the Adjusted Net Income of the Surviving Corporation for each of the four (4) calendar years in the period from January 1, 2000 through December 31, 2003. It is hereby agreed and acknowledged by the parties hereto that for purposes of the Merger Agreement, Adjusted Net Income of the Surviving Corporation for the calendar year commencing January 1, 2000 shall be equal to (i) the consolidated net income of Indeck for the period commencing January 1, 2000 and ending on the Closing Date (the "Pre-Closing Period"), calculated in accordance with GAAP, exclusive of any components of net income attributable to the following non-cash items: (1) forgiveness of payments received in excess of avoided cost related to the New York State Dam, Warrensburg, Sissonville and Otter Creek projects and (2) one-time debt restructuring associated with the New York State Dam, Sissonville and Middle Falls projects, plus (ii) the consolidated net income of Newco for the Pre-Closing Period, calculated in accordance with GAAP, plus (iii) the Adjusted Net Income of Surviving Corporation for the period from the Closing Date through and including December 31, 2000.

        This Agreement shall be governed by the laws of the State of Delaware.

        This Agreement may be signed in two or more counterparts, each of which when duly executed and delivered shall be deemed an original and all of which together shall constitute one and the same instrument.


                                      * * *



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        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of January __, 2000.

                                    BLACK HILLS CORPORATION

                                    By: /s/
                                        ----------------------------------
                                    Name:
                                    Title:

                                    BLACK HILLS ENERGY CAPITAL, INC.

                                    By: /s/
                                        ----------------------------------
                                    Name:
                                    Title:

                                    INDECK CAPITAL, INC.

                                    By: /s/
                                        ----------------------------------
                                    Name:
                                    Title:


                                    /s/
                                    --------------------------------------
                                    GERALD R. FORSYTHE

                                    /s/
                                    --------------------------------------
                                    MICHELLE R. FAWCETT

                                    /s/
                                    --------------------------------------
                                    MARSHA FOURNIER

                                    /s/
                                    --------------------------------------
                                    MONICA BRESLOW

                                    /s/
                                    --------------------------------------
                                    MELISSA S. FORSYTHE

                                    /s/
                                    --------------------------------------
                                    JOHN W. SALYER, JR.